SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 5, 2007
H&E EQUIPMENT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation	000-51759 (Commission File Number)	81-0553291 (IRS Employer Identification No.)
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)
(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The Board of Directors of H&E Equipment Services, Inc. (the “Company”) amended Article VII of the Company’s By-laws (the “By-laws”), effective as of June 5, 2007, to allow for the issuance of uncertified shares. By being able to issue uncertified shares, the Company is now eligible to participate in the Direct Registration System, as required by The NASDAQ Stock Market LLC. The Direct Registration System, which is currently administered by The Depository Trust Company, allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the By-laws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company.
     The full text of the By-laws, as amended, is filed as an Exhibit to this Current Report.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

3.1	By-laws, as amended

SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

Date: June 5, 2007

/s/ LESLIE S. MAGEE

By: Leslie S. Magee
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws, as amended